UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

THE SERVICEMASTER COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-14762	90-1036521
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

The ServiceMaster Company, LLC (the “Company”) announced today that the Company is pursuing a possible refinancing of its existing term loan facilities and revolving credit facility, which mature in January 2017.  If the refinancing is completed, the Company’s outstanding $988 million of Tranche B term loans and $1,205 million of Tranche C term loans would be refinanced with borrowings under a new Term Loan due 2021, together with available cash and a portion of the expected proceeds of the initial public offering (the “IPO”) of common stock of the Company’s ultimate parent, ServiceMaster Global Holdings, Inc. (“Holdings”), and the Company would enter into a new revolving credit facility due 2019 to replace its existing revolving credit facility.  Holdings intends to use the remainder of the expected IPO proceeds to redeem a portion of the Company’s senior notes as described below, and to pay fees and expenses in connection with the refinancing and the IPO.  The consummation of the refinancing is subject to the completion of the IPO and market conditions, among others.  No assurances can be given that the refinancing or the IPO will be completed.

The Company also announced today that it had given notice of conditional partial redemption pursuant to the Indenture, dated as of February 13, 2012 (the “Indenture”), among the Company, Wilmington Trust, National Association, as Trustee (the “Trustee”), and the Subsidiary Guarantors party thereto, that the Company has elected to redeem, subject to the satisfaction of specified conditions precedent, on July 16, 2014 or, if the specified conditions precedent are not satisfied on or prior to July 16, 2014, such later date (but not later than August 15, 2014) as such conditions precedent are so satisfied (the “Redemption Date”), $210.0 million of its outstanding 8% Senior Notes due 2020 (the “8% Notes”) and $262.5 million of its 7% Senior Notes due 2020 (the “7% Notes” and, together with the 8% Notes, the “Notes”) under the Indenture. The redemption price with respect to any redeemed 8% Notes will be equal to 108% of the principal amount of such 8% Note, plus the accrued but unpaid interest thereon to the Redemption Date, and the redemption price with respect to any redeemed 7% Notes will be equal to 107% of the principal amount of such 7% Notes, plus the accrued but unpaid interest thereon to the Redemption Date, which assuming a redemption on July 16, 2014 would be approximately $7.0 million, in the case of the 8% Notes, and $7.7 million, in the case of the 7% Notes.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any Notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014	THE SERVICEMASTER COMPANY, LLC

	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer